                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARES

                    (In thousands, except per share amounts)

                                                                    Twelve Months Ended
                                                                    -------------------
                                                                     December 31, 1995
Modified Treasury Stock Method
- ------------------------------
Number of common stock outstanding at 12/31/95                            21,465

Total number of shares obtainable at 12/31/95 using
 the Treasury Stock Method                                                 5,626

20% of shares outstanding at 12/31/95                                      4,293

Total proceeds from assumed exercise of options and
 warrants                                                                $44,911

Assumed number of common stock in excess of
  number of common stock repurchased
     Primary                                                               2,169

     Fully diluted                                                         3,366

Net income                                                               $16,387

Weighted average number of shares of common stock
 and common stock equivalents used to compute net
 income per common and common equivalent share:
     Primary                                                              26,647

     Fully diluted                                                        27,844

Net income per common and common equivalent share:
     Primary                                                             $  0.61
                                                                         -------
     Fully diluted                                                       $  0.59
                                                                         -------

                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARES

                    (In thousands, except per share amounts)

                                                                    Twelve Months Ended
                                                                    -------------------
                                                                     December 31, 1994

Modified Treasury Stock Method
- ------------------------------
Number of common stock outstanding at 12/31/94                            21,205

Total number of shares obtainable at 12/31/94 using
 the Treasury Stock Method                                                 5,448

20% of shares outstanding at 12/31/94                                      4,241

Total proceeds from assumed exercise of options and
 warrants                                                                $41,898

Consideration assumed paid for repurchase of 20% of
  outstanding stock at $8.375 per share
  (4,241 * $8.375)                                                       $35,518
Assumed amount remaining to reduce debt                                  $ 6,380

Effect on net income at an interest rate of 6.36%
   ($6,380 * 6.36%), net of tax                                          $   364
Net income                                                               $ 7,154
                                                                         -------
Assumed net income giving effect to payback of debt                      $ 7,518
                                                                         -------
Weighted average number of shares of primary and
fully dilutive common stock and common stock
equivalents                                                               23,926

Net income per common share                                              $  0.31
                                                                         -------

                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARES

                    (In thousands, except per share amounts)

                                                                    Twelve Months Ended
                                                                    -------------------
                                                                     December 31, 1993

Treasury Stock Method
- ---------------------
Net income                                                               $ 3,693

Weighted average number of shares of primary and
  fully dilutive common stock and common stock
  equivalents                                                             20,660

Net income per common share                                              $  0.18
                                                                         -------